Exhibit 99.1

RetailMeNot, Inc. Announces Third Quarter 2016 Financial Results

•	Consolidated net revenues of $64.6 million

•	GAAP net income of $0.1 million; non-GAAP net income of $4.8 million

•	Adjusted EBITDA of $9.8 million; adjusted EBITDA margins of 15%

•	GAAP EPS of $ 0.00; non-GAAP EPS of $0.10

AUSTIN, Texas, November 1, 2016 — RetailMeNot, Inc. (NASDAQ:SALE), a leading digital savings destination connecting consumers with retailers, restaurants and brands, both online and in-store, today announced its financial results for the third quarter ended September 30, 2016. In addition to this release, the company has also provided a prepared remarks document, each of which is available on the Investor Relations section of our website.

“In the third quarter, we made progress in executing on our strategy to deliver stable and profitable long-term growth, while delivering consolidated net revenues within our guidance range, and adjusted EBITDA coming in ahead of expectations,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “We continue to educate the market and our consumers, while expanding upon our promotional savings content, which over time we believe will drive increased traffic to our websites and US mobile application.”

Third Quarter Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the third quarter of 2015 unless otherwise noted. Amounts may not compute due to rounding.)

With the acquisition of GiftCard Zen completed in the second quarter of 2016, RetailMeNot, Inc. is providing financial and operating results for subsequent periods in two separate operating segments, with one representing the “core” RetailMeNot business and the other representing the “gift card” business.

For our core segment, in addition to total net revenues, we are providing segment operating income, or SOI, results and guidance, as we believe this to be an important financial metric to evaluate the operating performance of this business. SOI is defined as operating income of the core business segment plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs and other operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions).

For our gift card segment we are providing net revenue and gross profit results and guidance, as we believe these to be important financial metrics to evaluate the operating performance of this business. We define gift card segment net revenues as the gross market value of the gift cards sold, net of returns. Gross profit represents the difference between net revenues less the cost of the gift card sold, including adjustments for shipping and chargebacks.

We are also providing results and guidance combining the results of both segments on a consolidated basis.

•	Core Segment

•	Total net revenues $50.5 million, down 4%.

•	In-store & advertising net revenues were up 28%, representing 30% of total net revenues.

•	Mobile online transaction net revenues were up 13%, representing 11% of total net revenues.

•	Desktop online transaction net revenues declined 17%, representing 59% of total net revenues.

•	Segment operating income was $10.4 million, representing SOI margins of 21%.

•	Total website visits were 146.0 million, down 9%.

•	Mobile visits in the quarter increased 3% to 68.9 million, or 47% of total visits.

•	Desktop visits in the quarter declined 17% to 77.1 million.

•	Mobile unique visitors grew 3% to 19.2 million.

•	Gift Card Segment

•	Net revenues were $14.2 million.

•	Gross profit was $0.9 million, representing gross profit margins of 6%.

•	Consolidated Results (Core + Gift Card Segments)

•	Net revenues grew 23% to $64.6 million.

•	Net revenues from international markets were $10.3 million, with international net revenues representing 16% and 20% of consolidated and core segment total net revenues, respectively.

•	GAAP net income was $0.1 million, compared to GAAP net income of $0.3 million.

•	Non-GAAP net income was $4.8 million, compared to non-GAAP net income of $6.3 million.

•	GAAP EPS was $0.00 per share, based on 49.9 million fully-diluted, weighted-average shares outstanding, compared to GAAP EPS of $0.01 per share, based on 53.7 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.10 per share, based on 49.9 million fully-diluted, weighted-average shares outstanding, compared to $0.12 per share, based on 53.7 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $9.8 million, representing adjusted EBITDA margins of 15%, inclusive of Gift Card Segment, compared to adjusted EBITDA of $11.8 million, or adjusted EBITDA margins of 23%.

BUSINESS OUTLOOK

(All comparisons are made to the fourth quarter or full year of 2015, respectively, unless otherwise noted. Amounts may not compute due to rounding.)

Fourth Quarter 2016 (ending December 31, 2016)

With respect to our core segment, we expect:

•	Total net revenues to be in the range of $73.0 to $78.0 million, reflecting a decline of 9% at the mid-point.

•	Segment operating income to be in the range of $25.5 to $30.5 million, representing SOI margins of 37.0% at the midpoint.

With respect to our gift card segment, we expect:

•	Net revenues to be in the range of $17.0 to $20.0 million.

•	Gross profit to be in the range of $0.9 million to $1.1 million, or gross profit margins of 5.5% at the midpoint.

On a consolidated basis (core + gift card segments), we expect:

•	Net revenues to be in the range of $90.0 to $98.0 million.

•	Adjusted EBITDA to be in the range of $25.0 to $30.0 million, or adjusted EBITDA margins of 29.3% at the midpoint.

Full Year 2016 (ending December 31, 2016)

With respect to the core segment, we expect:

•	Total net revenues to be in the range of $231.7 to $236.6 million, reflecting a decline of 6% at the mid-point.

•	Segment operating income to be in the range of $58.0 to $63.0 million, representing SOI margins of 26% at the midpoint.

With respect to the gift card segment, we expect:

•	Net revenues to be in the range of $41.9 to $44.9 million.

•	Gross profit to be in the range of $2.6 to $2.8 million, or gross profit margins of 6.2% at the midpoint.

On a consolidated basis, we expect:

•	Net revenues to be in the range of $273.6 to $281.5 million.

•	Adjusted EBITDA to be in the range of $56.6 to $61.6 million, or adjusted EBITDA margins of 21.3% at the midpoint.

The above statements are based on current expectations and actual results may differ materially as explained under the caption “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, is provided below under the caption “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its third quarter financial results and its fourth quarter and 2016 business outlook today at 7:00 a.m. Central Time (8:00 a.m. Eastern Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results.

Following completion of the call, a replay of the call will be available beginning at 9:30 a.m. Eastern Time on November 1, 2016. To listen to the telephone replay, call (877) 344-7529 within the US, or (412) 317-0088 if calling internationally. Access Code 10092292.

RetailMeNot uses its investor relations website (http://investor.retailmenot.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the investor relations website, in addition to following press releases, SEC filings, public conference calls and webcasts.

About RetailMeNot, Inc.

RetailMeNot (http://www.retailmenot.com/corp/) is a leading digital savings destination connecting consumers with retailers, restaurants and brands, both online and in-store. The company enables consumers across the globe to find hundreds of thousands of digital offers to save money while they shop or dine out. During the 12 months ended September 30, 2016, RetailMeNot, Inc. experienced over 675 million visits to its websites. It also averaged 19.2 million mobile unique visitors per month during the three months ended September 30, 2016. RetailMeNot, Inc. estimates that approximately $4.8 billion in retailer sales were attributable to consumer transactions from paid digital offers in its marketplace in 2015, more than $600 million of which were attributable to its in-store solution. The RetailMeNot, Inc. portfolio of websites and mobile applications includes RetailMeNot.com in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk in the United Kingdom; retailmenot.de in Germany; Actiepagina.nl in the Netherlands; ma-reduc.com and Poulpeo.com in France; RetailMeNot.es in Spain, RetailMeNot.it in Italy, RetailMeNot.pl in Poland and GiftCardZen.com and Deals2Buy.com in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.”

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot Inc.’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications or interactions with giftcardzen.com.

Mobile Unique Visitors. This amount represents the average number of mobile unique visitors per month for the three month period ended September 30, 2016. RetailMeNot counts each of the following as a mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a mobile unique visitor as they are tracked separately for each mobile domain. We measure mobile unique visitors with a combination of internal data sources and Google Analytics data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, each of which is a non-GAAP financial measure. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

RetailMeNot has not reconciled adjusted EBITDA guidance to net income (loss) guidance because we do not provide guidance for third party acquisition-related costs or other operating expense, net interest income/expense, other non-operating income and expenses and income taxes, net of any foreign exchange income or expense. As these items cannot be reasonably predicted at this time, we are unable to provide such guidance. Accordingly a reconciliation to net income (loss) guidance is not available without unreasonable effort.

RetailMeNot defines adjusted EBITDA as net income (loss) plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA on a consolidated basis because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining compensation of certain of its executives. RetailMeNot believes adjusted EBITDA facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

RetailMeNot’s presentation of non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions) and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income (loss) and non-GAAP net income (loss) per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share alongside other financial performance measures, including various cash flow metrics, operating income (loss), net income (loss) and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues, adjusted EBITDA, segment operating income, gross profit and other financial performance, visits, mobile unique visitors, e-mail subscribers, other consumer engagement metrics, new product and content offerings and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines, to attract and retain users and to maintain or increase users’ engagement with its solutions; (2) RetailMeNot’s ability to monetize digital offers through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks and suppliers of gift cards; (4) the competitive environment for RetailMeNot’s business; (5) RetailMeNot’s ability to obtain and maintain high quality digital offer content and maintain the positive perception of its brands, including with respect to its gift card business; (6) RetailMeNot’s ability to have access to gift card inventory sufficient to meet consumer demand; (7) RetailMeNot’s ability to manage the growth in scope and complexity of its business, including accurately planning and forecasting its financial results; (8) consumer adoption of the electronic sale of discount gift cards or the continued attractiveness of discount gift cards; (9) RetailMeNot’s ability to retain its existing management team and other key employees; (10) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations related to gift cards and imposing sales tax on e-commerce or m-commerce; (11) RetailMeNot’s ability to use and protect consumer data and to protect its intellectual property; (12) RetailMeNot’s ability to manage international business uncertainties; (13) the impact and integration of current and future acquisitions; and (14) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its quarterly report on Form 10-Q filed with the SEC on August 2, 2016. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Anne Bawden

RetailMeNot, Inc.

abawden@rmn.com

(415) 200-8654

Media Contact

Michelle Skupin

RetailMeNot, Inc.

mskupin@rmn.com

(808) 224-3215

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net revenues	$64,637	$52,412	$183,536	$165,976
Cost of net revenues (1)	18,241	4,511	38,346	15,033

Gross profit	46,396	47,901	145,190	150,943
Operating expenses:
Product development (1)	12,967	13,011	38,578	39,403
Sales and marketing (1)	22,744	21,930	70,234	66,207
General and administrative (1)	9,384	9,625	30,443	28,907
Amortization of purchased intangible assets	2,496	2,811	6,969	8,176
Other operating expenses	2,040	754	5,334	2,282

Total operating expenses	49,631	48,131	151,558	144,975

Income (loss) from operations	(3,235)	(230)	(6,368)	5,968
Other income (expense):
Interest expense, net	(545)	(536)	(1,716)	(1,449)
Other income (expense), net	68	96	632	(301)

Income (loss) before income taxes	(3,712)	(670)	(7,452)	4,218
Benefit from (provision for) income taxes	3,826	1,013	7,059	(1,407)

Net income (loss)	$114	$343	$(393)	$2,811

Net income (loss) per share:
Basic	$0.00	$0.01	$(0.01)	$0.05

Diluted	$0.00	$0.01	$(0.01)	$0.05

Weighted average number of common shares used in computing net income (loss) per share:
Basic	48,683	53,037	48,899	53,513

Diluted	49,867	53,744	48,899	54,581

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
(1) Includes stock-based compensation as follows:
Cost of net revenues	$424	$524	$1,364	$1,643
Product development	2,037	2,134	6,066	$6,467
Sales and marketing	1,265	1,709	3,842	$4,656
General and administrative	2,567	2,367	7,656	7,325

Total	$6,293	$6,734	$18,928	$20,091

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss)	$114	$343	$(393)	$2,811
Depreciation and amortization	4,731	4,563	13,238	12,742
Stock-based compensation expense	6,293	6,734	18,928	20,091
Third party acquisition-related costs	—	—	488	55
Other operating expenses	2,040	754	5,334	2,282
Interest expense, net	545	536	1,716	1,449
Other (income) expense, net	(68)	(96)	(632)	301
(Benefit from) provision for income taxes	(3,826)	(1,013)	(7,059)	1,407

Adjusted EBITDA	$9,829	$11,821	$31,620	$41,138

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data and percentage rates)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
GAAP Income (loss) before income taxes	$(3,712)	$(670)	(7,452)	4,218
GAAP Benefit from (provision for) income taxes	3,826	1,013	7,059	(1,407)

GAAP Net income (loss)	$114	$343	$(393)	$2,811
Non-GAAP adjustments to net income (loss):
Amortization of purchased intangibles	2,496	2,811	6,969	8,176
Stock-based compensation expense	6,293	6,734	18,928	20,091
Third party acquisition-related costs	—	—	488	55
Other operating expenses	2,040	754	5,334	2,282
Less: Tax effect of adjustments above	(6,188)	(4,314)	(15,423)	(11,325)

Total non-GAAP net income	$4,755	$6,328	$15,903	$22,090

Diluted net income (loss) per share:
GAAP	$0.00	$0.01	$(0.01)	$0.05

Non-GAAP	$0.10	$0.12	$0.32	$0.40

Shares used in non-GAAP diluted EPS calculation:
Weighted-average shares outstanding used in calculating GAAP diluted EPS	49,867	53,744	48,899	54,581
Additional dilutive securities for non-GAAP diluted EPS	—	—	1,045	—

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	49,867	53,744	49,944	54,581

Reconciliation of non-GAAP effective tax rate:
GAAP Effective tax rate	103.1%	151.2%	94.7%	33.4%
Tax effect of non-GAAP adjustments to net income	(69.9)%	(116.9)%	(60.2)%	3.2%

Non-GAAP effective tax rate	33.2%	34.3%	34.5%	36.6%

RetailMeNot, Inc.

Segment Results

(Unaudited, in thousands)

	Three Months Ended September 30, 2016
	Core	Gift Cards	Unallocated	Total
Net revenues	$50,455	$14,182	$—	$64,637
Cost of net revenues	4,488	13,313	440	18,241

Gross profit	45,967	869	(440)	46,396
Operating expenses:
Product development	9,554	291	3,122	12,967
Sales and marketing	21,019	439	1,286	22,744
General and administrative	5,036	668	3,680	9,384
Amortization of purchased intangible assets	—	—	2,496	2,496
Other operating expenses	—	—	2,040	2,040

Total operating expenses	35,609	1,398	12,624	49,631

Income (loss) from operations	$10,358	$(529)	$(13,064)	$(3,235)

	Three Months Ended September 30, 2015
	Core	Gift Cards	Unallocated	Total
Net revenues	$52,412	$—	$—	$52,412
Cost of net revenues	3,856	—	655	4,511

Gross profit	48,556	—	(655)	47,901
Operating expenses:
Product development	9,902	—	3,109	13,011
Sales and marketing	19,870	—	2,060	21,930
General and administrative	6,963	—	2,662	9,625
Amortization of purchased intangible assets	—	—	2,811	2,811
Other operating expenses	—	—	754	754

Total operating expenses	36,735	—	11,396	48,131

Income (loss) from operations	$11,821	$—	$(12,051)	$(230)

	Nine Months Ended September 30, 2016
	Core	Gift Cards	Unallocated	Total
Net revenues	$158,613	$24,923	$—	$183,536
Cost of net revenues	13,443	23,240	1,663	38,346

Gross profit	145,170	1,683	(1,663)	145,190
Operating expenses:
Product development	28,401	545	9,632	38,578
Sales and marketing	64,912	794	4,528	70,234
General and administrative	19,399	1,182	9,862	30,443
Amortization of purchased intangible assets	—	—	6,969	6,969
Other operating expenses	—	—	5,334	5,334

Total operating expenses	112,712	2,521	36,325	151,558

Income (loss) from operations	$32,458	$(838)	$(37,988)	$(6,368)

	Nine Months Ended September 30, 2015
	Core	Gift Cards	Unallocated	Total
Net revenues	$165,976	$—	$—	$165,976
Cost of net revenues	13,007	—	2,026	15,033

Gross profit	152,969	—	(2,026)	150,943
Operating expenses:
Product development	30,506	—	8,897	39,403
Sales and marketing	60,562	—	5,645	66,207
General and administrative	20,763	—	8,144	28,907
Amortization of purchased intangible assets	—	—	8,176	8,176
Other operating expenses	—	—	2,282	2,282

Total operating expenses	111,831	—	33,144	144,975

Income (loss) from operations	$41,138	$—	$(35,170)	$5,968

RetailMeNot, Inc.

Reconciliation of Unallocated Expenses

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Depreciation expense	$2,235	$1,752	$6,269	$4,566
Stock-based compensation expense	6,293	6,734	18,928	20,091
Third party acquisition-related costs	—	—	488	55
Amortization of purchased intangible assets	2,496	2,811	6,969	8,176
Other operating expenses	2,040	754	5,334	2,282

Total Unallocated expenses	$13,064	$12,051	$37,988	$35,170

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	As of September 30, 2016	As of December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$235,267	$259,769
Accounts receivable, net	41,169	67,504
Inventory	3,166	—
Prepaids and other current assets, net	16,368	9,959

Total current assets	295,970	337,232
Property and equipment, net	23,870	21,382
Intangible assets, net	58,627	61,245
Goodwill	192,339	174,725
Other assets, net	6,672	8,040

Total assets	$577,478	$602,624

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,543	$8,713
Accrued compensation and benefits	9,548	10,136
Accrued expenses and other current liabilities	7,573	7,155
Income taxes payable	2,515	5,109
Current maturities of long term debt	10,000	10,000

Total current liabilities	36,179	41,113
Deferred tax liability—noncurrent	2,960	1,498
Long term debt	53,490	60,872
Other noncurrent liabilities	9,308	7,752

Total liabilities	101,937	111,235
Stockholders’ equity:
Common stock	48	51
Additional paid-in capital	480,604	495,151
Accumulated other comprehensive loss	(5,788)	(4,883)
Retained earnings	677	1,070

Total stockholders’ equity	475,541	491,389

Total liabilities and stockholders’ equity	$577,478	$602,624

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$114	$343	$(393)	$2,811
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization expense	4,731	4,563	13,238	12,742
Stock based compensation expense	6,293	6,734	18,928	20,091
Excess income tax benefit from stock-based compensation	(102)	(26)	(135)	(1,333)
Deferred income tax expense (benefit)	(411)	(44)	1,591	238
Non-cash interest expense	116	102	324	305
Impairment of assets	—	—	834	—
Amortization of deferred compensation	2,051	761	4,509	2,297
Other non-cash (gains) losses, net	293	(183)	(1,716)	969
Provision for doubtful accounts receivable	2	203	259	(84)
Changes in operating assets and liabilities:			—	—
Accounts receivable, net	850	(2,719)	25,014	28,242
Inventory	(2,378)	—	(2,433)	—
Prepaid expenses and other current assets, net	(3,797)	(3,216)	(9,314)	(4,946)
Accounts payable	(1,076)	(2,002)	(2,478)	(846)
Accrued expenses and other current liabilities	(4,526)	2,100	(6,034)	(10,061)
Other noncurrent assets and liabilities	59	1,001	1,210	1,833

Net cash provided by operating activities	2,219	7,617	43,404	52,258
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	311	—	(20,968)	—
Proceeds from sale of property and equipment	12	9	22	14
Purchase of other assets	—	—	(44)	(4,302)
Purchase of non-marketable investment	—	—	—	(4,000)
Purchase of property and equipment	(4,088)	(2,418)	(9,212)	(8,741)

Net cash used in investing activities	(3,765)	(2,409)	(30,202)	(17,029)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	—	—	29,950
Payments on notes payable	(2,500)	(2,500)	(7,500)	(5,000)
Payment of offering costs related to public offerings	—	—	—	—
Excess income tax benefit from stock-based compensation and other	102	26	135	1,333
Payments of principal on capital lease arrangements	(67)	—	(67)	(7)
Payments for repurchase of common stock	(4,664)	(11,616)	(28,434)	(38,808)
Proceeds from issuance of common stock, net of tax payments related to net share settlement of equity awards	(379)	(136)	(1,569)	4,330

Net cash used in financing activities	(7,508)	(14,226)	(37,435)	(8,202)
Effect of foreign currency exchange rate on cash	(88)	(94)	(269)	(804)

Change in cash and cash equivalents	(9,142)	(9,112)	(24,502)	26,223
Cash and cash equivalents, beginning of period	244,409	279,817	259,769	244,482

Cash and cash equivalents, end of period	$235,267	$270,705	$235,267	$270,705

— RMNSALE-F —